Exhibit 10.7

Metro Phila & DE Commercial Banking MAC Y1379-171 123 South Broad Street Philadelphia, PA 19109 215 670-6808 Fax Wells Fargo Bank, N.A.

March 9, 2011

Urban Outfitters, Inc.

5000 South Broad Street

Philadelphia, PA 19112-1495

Attention: Frank Conforti, Chief Accounting Officer

RE:

Extension of Amended and Restated Credit Agreement dated as of September 23, 2004, as amended, by and among Urban Outfitters, Inc., its Subsidiaries Listed On Schedule 1 thereto, as

Borrowers, the Lenders (as defined in the Credit Agreement), and Wells Fargo Bank, N.A., for

itself and as Administrative Agent for the Lenders.

Ladies and Gentlemen:

In response to your request for an extension of that certain Amended and Restated Credit Agreement, dated as of September 23, 2004 (as amended by (i) that certain Letter Agreement Concerning Amended and Restated Note, dated May 16, 2005, (ii) that certain First Amendment to Amended and Restated Credit Agreement, dated November 30, 2006, (iii) that certain Letter Agreement Concerning Amended and Restated Note, dated May 31, 2007, (iv) that certain Second Amendment to Amended and Restated Credit Agreement, dated December 10, 2007, (v) that certain Third Amendment, Consent and Waiver to Amended and Restated Credit Agreement, dated September 21, 2009, and (vi) that certain Letter Agreement Concerning Amended and Restated Note, dated May 27, 2010 the “Credit Agreement”) by and among Urban Outfitters, Inc., its Subsidiaries Listed On Schedule 1 thereto, as Borrowers, the Lenders (as defined in the Credit Agreement), and Wells Fargo Bank, N.A. successor in interest by merger to Wachovia Bank, National Association (the “Bank”), for itself and as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), the Bank hereby agrees as follows:

1. Amendment. Section 2.6(a) is hereby amended such that the date set forth therein of March 10, 2011 is replaced by April 25, 2011.

2. Effectiveness. This extension letter will be effective as of December 10, 2010.

3. Continuing Effect. Except as expressly amended hereby, all of the terms, covenants and conditions of the Credit Agreement and the other Credit Documents shall continue in full force and effect.

4. Definitions. Capitalized terms used and not defined herein have the meanings ascribed to such terms in the Credit Agreement.

5. Governing Law. This extension letter shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to choice of law principles thereof.

Should you have any questions, please do not hesitate to call me at (302) 765-5525.

Very truly yours,

WELLS FARGO BANK, N.A.

By:	/s/ Stephen T. Dorosh
Name: Stephen T. Dorosh
Title: Vice President